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                                                                 EXHIBIT 10.9.2

                              EASTERN ENTERPRISES

                         AMENDMENT OF TRUST AGREEMENT

  Amendment dated December 8, 1995 of the Trust Agreement established January 29, 1987 by and between Eastern Enterprises (then Eastern Gas and Fuel Associates) ("Eastern") and Shawmut Bank of Boston, N.A. as trustee, as previously amended February 21, 1991 and as further amended effective as of July 1, 1995 to substitute as trustee (the "Trustee") Key Trust Company of Ohio, N.A. and to make certain other changes (as so amended, the "Trust Agreement"):

  Whereas Eastern wishes to amend the Trust Agreement to provide for the payment of benefits under certain deferred compensation arrangements in addition to those already listed by name in the Trust Agreement, and to make certain other changes; and

  Whereas Eastern has reserved the right to make such amendment under Section 10(a) of the Trust Agreement;

  Now, Therefore, in consideration of these premises, the Trust Agreement is hereby amended as follows, effective as of the date first set forth above:

  1. The first "Whereas" clause is amended by adding the words "or other deferred compensation benefits" after the words "supplemental retirement income benefits".

  2. The first "Whereas" clause is further amended by deleting the words "(the "Trustees Retirement Plan")" and substituting therefor the words:, "the Deferred Compensation Plan for Trustees, the Deferred Compensation Plan for Certain Management Employees, and the 1994 Deferred Compensation Plan".

  3. Section 1(b) is amended by inserting, after the word "SERP", the following words:, "the Deferred Compensation Plan for Certain Management Employees, or the 1994 Deferred Compensation Plan,".

  4. Section 1(e) is amended by deleting the words, "including the Trustees Retirement Plan," and substituting therefor the words: "(including the Retirement Plan for Non-Employee Trustees, the Deferred Compensation Plan for Trustees, the Deferred Compensation Plan for Certain Management Employees, and the 1994 Deferred Compensation Plan)".

  5. Section 2(a) is amended by adding at the end thereof, immediately following the words "as those terms are used in the SERP", the following additional proviso:"; and further provided, that no such modification or supplement upon or following a Change of Control shall (i) expand the list of plans or other compensation or benefit arrangements (as set forth on the most recent Schedule A delivered to the Trustee prior to the Change of Control) under which compensation or benefits may be provided from assets of the Trust, or (ii) add any person as a Trust Beneficiary who was not an employee or trustee of Eastern prior to the Change of Control."

  In Witness Whereof, Eastern Enterprises and the Trustee have caused this instrument of amendment to be executed by their duly authorized officers as of the date set forth above.

                                          EASTERN ENTERPRISES

                                                  /s/ Richard R. Clayton
                                          By: _________________________________
                                                     Title: President

                                          KEY TRUST COMPANY OF OHIO, N.A.

                                                    /s/ Meg H. Halloran
                                          By: _________________________________
                                                   Title: Trust Officer

                                                  /s/ Kathryn L. Kaesberg
                                          and: ________________________________
                                                   Title: Vice President